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                                                                     EXHIBIT 5.1

Piper Rudnick

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

Phone    (410) 580-3000
Fax      (410) 580-3001

                                  May 30, 2003

FTI Consulting, Inc.
900 Bestgate Road, Suite 100
Annapolis, Maryland  21401

                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for FTI Consulting, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement of the Company on Form S-8 (the "Registration Statement") registering 375,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), under the Securities Act of 1933, as amended (the "Act") which are issuable under the FTI Consulting, Inc. Employee Stock Purchase Plan (the "Plan"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and By-Laws of the Company, each as amended and restated and in effect on the date hereof, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares, a short-form good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, a Certificate of the Secretary of the Company dated the date hereof, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary for the purpose of the rendering of this opinion. In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate of Secretary.

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         Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

         In addition to the qualifications set forth above, this opinion is subject to additional assumptions, qualifications, and limitations as follows:

                  (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.

                  (c) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                  (d) We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of Common Stock authorized by the Company's Charter at the time of their issuance.

                  (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,

                                        /s/ Piper Rudnick LLP